UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 30, 2008
STINGER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51822 (Commission File Number)	30-0296398 (IRS Employer Identification No.)
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607
(Address of principal executive offices, including zip code)
(813) 281-1061
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2008, Robert F. Gruder, the Chief Executive Officer and Chairman of the Board of Directors of Stinger Systems, Inc. (the “Company”), resigned his position as Chief Executive Officer. Mr. Gruder remains the Chairman of the Board of Directors and President.
On January 30, 2008, the Company’s Board of Directors appointed Ronald T. Bellistri, age 61, as interim Chief Executive Officer. Since January 8, 2008, Mr. Bellistri has served as the Company’s Executive Vice President and National Sales Director. Before joining the Company, Mr. Bellistri was a member of the NYPD Organized Crime Control Bureau — Narcotics Division. In 1985, Mr. Bellistri founded Copstat Security, Inc., a security and investigation firm, which he sold in 2004. Mr. Bellistri also founded Patriot Associates, LLC, an explosive detection unit which he also sold in 2004. Mr. Bellistri retired after the sale of his businesses in 2004. Mr. Bellistri receives a salary of $250,000 per year, the amount agreed to by the Company and Mr. Bellistri upon his initial hiring on January 8, 2008. Also on the date of hire, Mr. Bellistri received a one time grant of options to acquire 1,000,000 shares of the Company’s common stock with an exercise price of $0.20 per share, with one-half of the options vesting on November 8, 2008 and the remainder on July 8, 2009. The options were granted under the Company’s Stock Option/Stock Bonus Plan (the “Plan”).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STINGER SYSTEMS, INC.
/s/ Robert F. Gruder
Robert F. Gruder
President

Date: February 5, 2008